United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

CHINA GREEN AGRICULTURE, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd floor, Borough A, Block A. No. 181, South Taibai Road,

Xi’an, Shaanxi province, PRC 710065

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

This Form 8-K/A is being filed to the Current Report on Form 8-K filed by China Green Agriculture, Inc., a corporation incorporated in the State of Nevada (the “Company”), with the Securities and Exchange Commission on May 11, 2016 (the “Original Filing”). The purpose of this report is to file as an exhibit the Employment Agreement, effective as of May 19, 2016 (the “Employment Agreement”), entered into by and between the Company and Mr. Zhuoyu Li (Richard) after the filing date of the Original Filing.

According to the Employment Agreement, Richard will receive annual base salary $100,000 and bonus $12,000 for serving as the Company’s President, effective May 19, 2016. In addition, Richard will receive stock awards to be determined when the Company grants the awards to directors and officers under the Company’s 2009 Equity Incentive Plan, as amended. The initial term under the Employment Agreement is one year which will be automatically extended for additional one-year terms unless either party provides written notice of termination sixty (60) days prior to the end of the prior term.

As Mr. Tao Li, the former President of the Company no longer serves in such position, his cash compensation is adjusted from $300,000 to $200,000 as annual base salary and from $36,000 to $24,000 as annual bonus, effective May 19, 2016.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit
Number	Exhibit Description

10.1	Employment Agreement, dated as of May 19, 2016, between China Green Agriculture, Inc. and Zhuoyu Li

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2016

CHINA GREEN AGRICULTURE, INC.
(Registrant)

By:	/s/ Tao Li
Name:	Tao Li
Title:	Chief Executive Officer